Exhibit 99.1

News Release

AMIS Holdings, Inc. Announces Filing of Registration Statement for Secondary Offering

Pocatello, Idaho – March 13, 2007 – AMIS Holdings, Inc. (NASDAQ: AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today announced the filing of a registration statement pursuant to which certain shareholders, including affiliates of Francisco Partners and Citicorp Venture Capital Equity Partners, intend to offer 17,000,000 shares of common stock. The selling shareholders intend to grant to the underwriters of the offering an option to purchase up to 2,550,000 additional shares of common stock to cover over-allotments. AMIS will not receive any proceeds from the offering. AMIS’s common stock trades on The NASDAQ Global Select Market under the symbol “AMIS”.

The joint book-running managers for the offering will be Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC. Merrill Lynch, Pierce, Fenner & Smith Incorporated is the co-lead manager. The co-managers of the offering will be Piper Jaffray & Co., D.A. Davidson & Co. and Pacific Crest Securities, Inc.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

AMI Semiconductor, Inc.

www.amis.com

When available, a copy of the final prospectus relating to the offering may be obtained by contacting Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004, via fax at 212-902-9316 or via e-mail at prospectus-ny@ny.email.gs.com and Credit Suisse, Prospectus Department, One Madison Avenue, New York, New York 10010 (telephone: 212-325-2580) or by faxing requests to 212-325-8057.

About AMI Semiconductor

AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

Forward Looking Statements

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the intention of certain shareholders to offer and sell common stock and grant to the underwriters an option to purchase additional shares. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include failure to properly execute on the anticipated

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restructuring plan, failure to operate our manufacturing facilities on a cost-effective basis and in a manner that avoids manufacturing defects and unnecessary scrap, the availability of required capacity at our key subcontractors, manufacturing underutilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, competitive conditions in the semiconductor industry, failure to successfully integrate the recently-acquired Flextronics, Starkey and NanoAmp businesses, loss of key personnel, general economic and political uncertainty, conditions in the semiconductor industry, exchange rate and hedging risks and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:	Media Relations Contact:
Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Tel: 208-234-6045	Tel: 208-234-6890
E-Mail: wade_olsen@amis.com	E-Mail: tamera_drake@amis.com

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